Exhibit 99.1
\FOR IMMEDIATE RELEASE\
Contact:
Paul McMahon
Vice President
Corporate and Marketing Communications
(781) 251-4130
John Swanson
Swanson Communications, Inc.
(217) 285-4967
LOJACK CORPORATION REPORTS
THIRD QUARTER 2010 RESULTS
Third Quarter Highlights
•	7% Increase in Revenue Over the Prior Year
•	Net Income of $2.7 Million; Earnings Per Share of $0.15
•	Adjusted EBITDA of $4.9 Million
•	Operating Cash Flow of $5.4 Million
Westwood, MA. October 27, 2010 — LoJack Corporation (NASDAQ GS: “LOJN”) today reported that consolidated revenue for the third quarter ended September 30, 2010 increased 7% to $38.5 million, from $36.1 million in the same quarter of the prior year. Revenue in the company’s North America segment declined 7% to $24.4 million for the quarter compared to $26.2 million for the same period in 2009, when the U.S. government’s Cash for Clunkers program resulted in a temporary surge in auto sales. Third quarter revenue in the company’s North America segment reflected a 6% decline in unit volume in the U.S. market. Revenue in the company’s international segment increased 47% to $13.4 million for the third quarter, from $9.1 million in 2009, driven by unit volume growth of 61% from the licensee business and continued expansion of the subscriber base in Italy.
Richard T. Riley, Chairman and Chief Executive Officer said, “The increase in consolidated revenue for the third quarter was consistent with our expectations. Our international licensees have returned to normal buying patterns, which more than offset the overall U.S. retail auto market decline in the third quarter.
“LoJack unit volume trends in the U.S. have consistently tracked the retail trends in the broader domestic auto market for the year. We continue to maintain our leadership position in the domestic consumer market and demonstrate that the LoJack technology is the standard for the stolen vehicle recovery. Our business performance in the U.S. for the quarter reflects the uneven turn around in the broader domestic auto industry. Despite the growth in total auto sales recorded in the third quarter, actual retail auto sales declined. The industry-wide increase in total auto sales during the third quarter was fueled entirely by fleet sales, which rose 24%. Consumer purchases continue to be impacted by the restrictive credit environment, continued high unemployment and fewer incentives offered by auto manufacturers.

“Our international business delivered strong revenue growth for the third quarter as orders from our licenses in Latin America and South Africa returned to historical levels. Additionally, we continued to add subscribers at our operation in Italy, increasing the subscriber base to approximately 11,000 at the end of the third quarter.”
Consolidated gross margin for the third quarter declined 6% to $19.4 million from $20.6 million in 2009. Gross margin as a percentage of revenue for the third quarter was 50%, compared to 57% in the same quarter in the prior year. The gross margin for the third quarter of 2010 reflects a significant increase in bulk installations in the U.S., warranty expenses related to the Boomerang technology in Canada, the discontinuation of a non-core GPS product and an unmatched Canadian sales tax benefit in 2009.
Operating expense, adjusted for the items reflected in Table 4, declined $4.6 million or 22% for the third quarter, as a result of the company’s continued cost management initiatives. Operating expense for the third quarter of 2009 included $19.9 million of expense related to the settlement with the company’s former licensee in China.
Mr. Riley said, “During the third quarter, we continued to effectively manage our cost structure while investing in our core stolen vehicle recovery business, the SafetyNet business and our growing operation in Italy. Our aggressive steps to control expenses had a dramatic impact on our underlying cost structure and we are confident that our operating expenses are now at an appropriate level to allow us to invest in our business and drive profitable revenue growth in the future.”
Adjusted EBITDA, which includes the items reflected in Table 1, for the third quarter of 2010 was $4.9 million, compared to adjusted EBITDA of $1.9 million in the same period of the prior year, reflecting the company’s overall revenue growth and tight cost control. Operating income, which includes the items reflected in Table 2, for the third quarter of 2010 was $3.0 million, compared to an operating loss of $20.3 million in the third quarter of 2009. The operating loss in the prior year reflects a charge of approximately $19.9 million related to the settlement with the company’s former licensee in China.
Net income attributable to LoJack Corporation, which includes the items reflected in Table 3, for the third quarter was $2.7 million or $0.15 per diluted share, compared to a net loss of $13.4 million, or $0.78 per diluted share, for the same quarter of the prior year. The net loss in the prior year reflects an after tax charge of approximately $14.6 million related to the settlement with the company’s former licensee in China.

The company generated positive operating cash flow of $5.4 million in the third quarter of 2010, compared to negative operating cash flow of $13.6 million in the third quarter of 2009, and ended the quarter with a cash balance of $37.5 million.
Mr. Riley said, “Based on the improvement in our international business and the continued stabilization of the U.S. auto business, we remain encouraged by our prospects for the remainder of the year. While we remain focused on delivering positive adjusted EBITDA and maintaining our liquidity, we will continue to make investments in our core business, as well as strategic programs to build our business in Italy and to further develop our SafetyNet business. Based on a moderate year over year increase in revenue, we continue to expect to deliver positive adjusted EBITDA, positive operating cash flow and healthy margins for 2010. For 2011, we expect our domestic business to follow the expected gradual recovery of the overall auto market in the U.S.”
During the third quarter of 2010, the company did not repurchase any shares under its stock repurchase plan. As of September 30, 2010, the company had an outstanding authority to repurchase 1,681,778 shares.
About LoJack
LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles — having recovered more than $5 billion in stolen assets worldwide. In today’s rapidly changing world, LoJack’s core competencies are more valuable and more relevant than ever as they are now being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive conditions such as autism and Alzheimer’s. LoJack has the proven processes, ultimate technology for recovery — Radio Frequency — and unique integration with law enforcement agencies, making its offerings the most effective solutions that not only deliver a wide range of recoveries, but also enhance the safety of the public on a global level. LoJack’s Stolen Vehicle Recovery System operates in 28 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.
To access the webcast of the company’s conference call to be held at 9:00 AM ET, October 27, 2010, log onto www.lojack.com (click “About Us,” “Investor Relations,” and then click “Quarterly Results Conference Call Webcast”). An archive of the webcast will be available through http://www.lojack.com until superseded by the next quarter’s earnings release and related webcast.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity, revenue, profit and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (i) the continued and future acceptance of the company’s products and services; (ii) our ability to obtain financing from lenders; (iii) the outcome of ongoing litigation involving the company; (iv) the rate of growth in the industries of the company’s customers; (v) the presence of competitors with greater technical, marketing, and financial resources; (vi) the company’s customers’ ability to access the credit markets; (vii) the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; (viii) the company’s ability to successfully expand its operations; and (ix) changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2009.
The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
###

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the company’s core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.
Table 1 – Adjusted EBITDA Computation
GAAP to Pro Forma Non-GAAP Reconciliation
(in millions)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009
	$	$
Operating income (loss), as reported	$3.0	$(20.3)
Adjusted for:
Depreciation and amortization	1.7	1.5
Legal settlement and associated charges	—	19.9
Stock compensation expense	0.2	0.8

Adjusted EBITDA	$4.9	$1.9

	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
	$	$
Operating loss, as reported	$(4.4)	$(42.5)
Adjusted for:
Depreciation and amortization	5.8	5.5
Impairment of intangible assets and goodwill	—	14.0
Legal settlement and associated charges	—	21.3
Stock compensation expense	2.5	2.3

Adjusted EBITDA	$3.9	$0.6

Table 2 — Items Affecting Operating Income (Loss) Comparability
GAAP to Pro Forma Non GAAP Reconciliation – Operating Income (Loss)
(in millions)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009
	$	$

Operating income (loss), as reported	$3.0	$(20.3)

Legal Settlement and associated charges	—	19.9

Pro Forma operating income (loss)	$3.0	$(0.4)

	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
	$	$
Operating loss, as reported	$(4.4)	$(42.5)
Legal Settlement and associated charges	—	21.3

Impairment of goodwill and intangible assets	—	14.0

Pro Forma operating loss	$(4.4)	$(7.2)

Table 3 — Items Affecting Net Income (Loss) and Fully Diluted Earnings (Loss) per Share Comparability
GAAP to Pro Forma Non GAAP Reconciliation
(in millions, except per share amount)

	Three Months ended		Three Months ended
	September 30, 2010		September 30, 2009
		EPS		EPS
	$	Impact	$	Impact
Net income (loss) attributable to LoJack Corporation, as reported	$2.7	$0.15	$(13.4)	$(0.78)

Legal Settlement and associated charges	—	—	14.6	0.85

Pro Forma net income attributable to LoJack Corporation	$2.7	$0.15	$1.2	$0.07

	Nine Months ended		Nine Months ended
	September 30, 2010		September 30, 2009
		EPS		EPS
	$	Impact	$	Impact
Net loss attributable to LoJack Corporation, as reported	$(21.0)	$(1.21)	$(32.4)	$(1.89)

Impairment of goodwill and intangible assets	—	—	14.0	0.82

Legal Settlement and associated charges	—	—	15.8	0.92

Valuation allowance on U.S. deferred tax assets	15.1	0.87	—	—

Pro Forma net loss attributable to LoJack Corporation	$(5.9)	$(0.34)	$(2.6)	$(0.15)

Table 4 — Items Affecting Operating Expenses Comparability
GAAP to Pro Forma Non GAAP Reconciliation – Operating Expenses
(in millions)

	Three Months ended September 30, 2010	Three Months ended September 30, 2009
	$	$
Operating expenses, as reported	$16.4	$40.9

Legal Settlement and associated charges	—	(19.9)

Pro Forma operating expenses	$16.4	$21.0

	Nine Months ended September 30, 2010	Nine Months ended September 30, 2009
	$	$
Operating expenses, as reported	$57.7	$95.3
Legal Settlement and associated charges	—	(21.3)

Impairment of goodwill and intangible assets	—	(14.0)

Pro Forma operating expenses	$57.7	$60.0

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations
(in millions, except share and per share amounts)

	Three Months Ended September 30,
	2010	2009
	(unaudited)

Revenue	$38.5	$36.1

Cost of goods sold	19.1	15.5

Gross profit	19.4	20.6

Costs and expenses:
Product development	1.2	1.9
Sales and marketing	6.9	8.7
General and administrative	6.6	10.6
Legal settlement	—	18.3
Depreciation and amortization	1.7	1.4

Total	16.4	40.9

Operating income (loss)	3.0	(20.3)

Other income (expense):
Interest income	—	0.5
Interest expense	(0.2)	(0.1)
Other, net	0.3	0.2

Total	0.1	0.6

Income (loss) before provision (benefit) for income taxes	3.1	(19.7)
Provision (benefit) for income taxes	0.4	(6.1)

Net income (loss)	2.7	(13.6)
Less: Net loss attributable to the noncontrolling interest	—	(0.2)

Net income (loss) attributable to LoJack Corporation	$2.7	$(13.4)

Diluted net income (loss) per share attributable to LoJack Corporation	$0.15	$(0.78)

Weighted average diluted common shares outstanding	17,738,093	17,228,083

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations
(in millions, except share and per share amounts)

	Nine Months Ended September 30,
	2010	2009
	(unaudited)

Revenue	$106.6	$99.4

Cost of goods sold	53.3	46.6

Gross profit	53.3	52.8

Costs and expenses:
Product development	4.9	5.3
Sales and marketing	22.7	24.3
General and administrative	24.7	28.6
Legal settlement	—	18.3
Depreciation and amortization	5.4	4.8
Loss on impairment of intangible assets and goodwill	—	14.0

Total	57.7	95.3

Operating loss	(4.4)	(42.5)

Other income (expense):
Interest income	0.2	1.1
Interest expense	(0.4)	(0.3)
Other, net	(0.1)	0.6

Total	(0.3)	1.4

Loss before provision (benefit) for income taxes	(4.7)	(41.1)
Provision (benefit) for income taxes	16.6	(8.2)

Net loss	(21.3)	(32.9)
Less: Net loss attributable to the noncontrolling interest	(0.3)	(0.5)

Net loss attributable to LoJack Corporation	$(21.0)	$(32.4)

Diluted net loss per share attributable to LoJack Corporation	$(1.21)	$(1.89)

Weighted average diluted common shares outstanding	17,330,533	17,148,463

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$37.5	$36.5
Restricted cash	0.3	0.6
Marketable securities at fair value	1.4	1.8
Accounts receivable, net	27.2	34.2
Inventories	11.1	10.7
Prepaid expenses and other	3.2	3.1
Prepaid and receivable income taxes	7.8	9.1
Deferred income taxes	—	6.7

Total current assets	88.5	102.7

Property and equipment, net	16.4	19.0
Deferred income taxes	0.1	8.8
Intangible assets, net	0.4	0.7
Goodwill	1.7	1.7
Other assets, net	11.9	14.6

Total assets	$119.0	$147.5

Liabilities and equity
Current Liabilities:
Accounts payable	$4.7	$7.1
Accrued and other liabilities	10.7	9.3
Current portion of deferred revenue	22.6	24.4
Accrued compensation	5.8	3.0

Total current liabilities	43.8	43.8

Long term debt	8.1	13.4
Deferred revenue	30.5	33.5
Other accrued liabilities	2.4	2.3
Accrued compensation	1.5	2.5

Total liabilities	86.3	95.5

Commitments and Contingent Liabilities

Equity:
Common stock	0.2	0.2
Additional paid-in capital	20.4	18.1
Accumulated other comprehensive income	7.4	7.5
Retained earnings	4.9	26.0

Total LoJack Corporation equity	32.9	51.8
Noncontrolling interest in subsidiary	(0.2)	0.2

Total equity	32.7	52.0

Total liabilities and equity	$119.0	$147.5

NOTE: The full text of this news release can be accessed for 30 days at www.prnewswire.com. This news release as well as current financial statements may also be accessed on the Internet at www.lojack.com. Each quarter’s release is archived on the LoJack website under “Investor Relations” during the fiscal year (click “About Us ”, then, click “Investor Relations”, click “Quarterly Financial Releases”). The company’s Annual Report, Form 10-Q and Form 10-K filings are also available on its website. Copies of the company’s financial information, including news releases, may also be obtained by contacting Swanson Communications, Inc. at (217) 285-4967.